                                  SUB-ADVISORY AGREEMENT

     THIS AGREEMENT dated as of June 30, 2006, by and between  OppenheimerFunds,
Inc. ("OFI"),  a United States registered  investment  advisor,  and Oppenheimer
Real Asset Management,  Inc.  ("ORAMI"),  a United States registered  investment advisor and a registered  commodity  trading  advisor (the  "Sub-Advisor")  with respect to RAF Fund Ltd.  ("the Fund"),  an exempt company  organised  under the
Companies Law (2004 Revision).

     WHEREAS,  the Directors of the Fund have  appointed  OFI as the  investment advisor for the Fund,  pursuant to the terms of an Investment Advisory Agreement dated June 30, 2006 (the "Advisory Agreement");

     WHEREAS,  OFI desire to appoint the Sub-Advisor as sub-advisor for the Fund and the Sub-Advisor is willing to act in such capacity upon the terms herein set forth;

     NOW,  THEREFORE,  in  consideration  of the  premises  and  of  the  mutual covenants herein contained,  the parties hereto,  intending to be legally bound, hereby agree as follows:

1.       General Provision.

     OFI hereby appoints the Sub-Advisor and the Sub-Advisor  hereby  undertakes to act as the investment  sub-advisor of the Fund to provide  investment  advice and to perform for the Fund such other duties and  functions as are  hereinafter set forth.  The  Sub-Advisor  shall,  in all  matters,  give to the Fund and the
Fund's board of directors (the "Board of  Directors"),  directly or through OFI,
the  benefit  of  the   Sub-Advisor's   best   judgment,   effort,   advice  and
recommendations  and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions of Cayman  Islands law and the
Investment Company Act and any rules or regulations thereunder to the extent not prohibited  by Cayman  Islands law;  (ii) the  provisions  of the  Memorandum of
Association  and  Articles of  Association  of the Fund as amended  from time to time; (iii) policies and  determinations  of the Board of Directors of the Fund;
(iv)  the  fundamental  policies  and  investment  restrictions  of the  Fund as communicated  in writing to the  Sub-Advisor  from time to time. The appropriate officers and employees of the  Sub-Advisor  shall be available  upon  reasonable notice for  consultation  with OFI or any of the  Directors  and officers of the
Fund with  respect to any matters  dealing  with the business and affairs of the
Fund  including  the  valuation  of portfolio  securities  of the Fund which are either not registered  for public sale or not traded on any  securities  market.
OFI shall  provide  these  services  pursuant  to the  policies  and  procedures applicable to the investment  management of  Oppenheimer  Real Asset Fund to the extent such policies and  procedures  are in the judgment of OFI relevant to the
Fund and are permitted by Island law.

2.       Authority of the Sub-Advisor.

     In connection with its obligations hereunder, the Sub-Advisor will have the authority for and in the name of the Fund,  subject to the overall direction and control of the Fund's board of directors, to:

     (a) invest and  reinvest  the Fund's  assets,  on margin or  otherwise,  in securities  and  other  financial  instruments  of  United  States  and  foreign entities,  including,  without  limitation,  capital stock; shares of beneficial interest; partnership interests and similar financial instruments;  bonds, notes and debentures  (whether  subordinated,  convertible or otherwise);  currencies;
commodities;  interest rate,  currency,  commodity,  equity and other derivative products,  including,  without  limitation,  (i) futures  contracts (and options thereon)  relating  to  stock  indices,  currencies,  United  States  Government securities and securities of foreign  governments,  other financial  instruments and all other commodities,  (ii) swaps, options, warrants, caps, collars, floors and forward rate agreements,  (iii) spot and forward  currency  transactions and
(iv)  agreements  relating to or securing  such  transactions;  equipment  lease certificates; equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors;  trade  acceptances;  contract and other claims; executory contracts; participations; mutual funds, exchange traded funds and similar financial instruments;  money market funds; obligations of the
United States or any state thereof, foreign governments and instrumentalities of any of them;  commercial paper;  certificates of deposit;  bankers' acceptances;
choses in action;  trust receipts;  and any other obligations and instruments or evidences  of  indebtedness  of whatever  kind or nature;  in each case,  of any person,  corporation,  government  or other  entity  whatsoever,  whether or not publicly  traded or readily  marketable  (all such items being  called  herein a
"Security" or "Securities"), and to sell Securities short and cover such sales;

     (b) provide  research and analysis and direct the formulation of investment policies and strategies for the Fund;

     (c)  acquire  a long  position  or a short  position  with  respect  to any
Security and to make  purchases or sales  increasing,  decreasing or liquidating such  position or changing  from a long  position to a short  position or from a short position to a long position, without any limitation as to the frequency of the  fluctuation  in such positions or as to the frequency of the changes in the nature of such positions;

(d)      purchase Securities and hold them for investment;

(e)    enter into contracts for or in connection with investments in Securities;

     (f) invest in other  pooled  investment  vehicles  for any  purpose,  which investments  shall be  subject in each case to the terms and  conditions  of the respective governing document for such vehicle;

     (g) possess, transfer,  mortgage, pledge or otherwise deal in, and exercise all rights,  powers,  privileges and other  incidents of ownership or possession with respect to,  Securities  and other  property and funds held or owned by the
Fund;

     (h) lend, either with or without security,  any Securities,  funds or other
properties  of  the  Fund,   including  by  entering  into  reverse   repurchase
agreements,  and, from time to time,  without limit as to the amount,  borrow or raise funds,  including by entering into repurchase  agreements,  and secure the payment of obligations of the Fund by mortgage upon, or pledge or  hypothecation of, all or any part of the property of the Fund;

     (i) open,  maintain  and close  accounts,  including  futures,  margin  and
custodial  accounts,  with  brokers,   including  brokers  affiliated  with  the
Sub-Advisor,  which power shall include the authority to issue all  instructions and authorisations to brokers regarding the Securities and/or money therein;  to pay, or authorise the payment and reimbursement  of,  commissions that may be in excess of the  lowest  rates  available  that are paid to  brokers  who  execute transactions for the account of the Fund and who supply, or pay for (or rebate a portion of the Fund's brokerage commissions to the Fund for payment of) the cost of, brokerage,  research or execution services utilised by the Fund, OFI and its affiliates,  members, partners, officers and employees (collectively,  excluding the  Sub-Advisor,  "Affiliates");  provided that the Fund does not pay a rate of commissions  in  excess  of  what is  competitively  available  from  comparable brokerage firms for comparable  services,  taking into account various  factors, including commission rates, reliability,  financial responsibility,  strength of the broker and ability of the broker to efficiently  execute  transactions,  the broker's  facilities,  and the  broker's  provision  or  payment of the costs of research and other services or property that are of benefit to the Fund, OFI and
Affiliates;

     (j) open, maintain and close accounts,  including custodial accounts,  with banks,  including  banks located  outside the United States,  and draw checks or other orders for the payment of monies as authorised by the Board of Directors;

     (k)  combine  purchase or sale orders on behalf of the Fund with orders for other  accounts  to  whom  the  Sub-Advisor  or any of  its  affiliates  provide investment  services  ("Other  Accounts")  and allocate the  Securities or other assets so purchased or sold, on an average-price basis or by any other method of fair allocation, among such accounts;

     (l) enter into  arrangements  with brokers to open "average price" accounts wherein  orders placed during a trading day are placed on behalf of the Fund and
Other Accounts and are allocated among such accounts using an average price;

     (m)  organise one or more  corporations  or other  entities  formed to hold record title,  as nominee for the Fund (whether alone or together with the Other
Accounts),  to  Securities  or funds of the Fund as  authorised  by the Board of
Directors;

     (n)  cause  the Fund to  engage  in  agency,  agency  cross  and  principal transactions  with affiliates to the extent  permitted by applicable  securities laws;

     (o) supply the  administrator  of, or other service  providers to, the Fund with such information and instructions as may be necessary to enable such person or persons to perform their duties in accordance with the applicable agreements;

     (p) engage  personnel,  whether  part-time or full-time,  and sub-advisors, attorneys, independent accountants, or such other persons as the Sub-Advisor may deem necessary or advisable;

     (q)  authorise  any  employee  or  other  agent of the  Sub-Advisor  or any employee  or other agent of the Fund to act for and on behalf of the Fund in all matters incidental to the foregoing; and

     (r) do any and all acts on behalf of the Fund as it may deem  necessary  or advisable in connection with the maintenance and administration of the Fund, and exercise  all rights of the Fund,  with  respect to its  interest in any person, including,  without  limitation,  the voting of Securities  (including voting of proxies),  participation  in arrangements  with  creditors,  the institution and settlement or compromise of suits and administrative  proceedings and other like or similar matters.

3.       Liability.

     The  Sub-Adviser  will be liable  for the  losses to the Fund which are the direct result of the Sub-Adviser's bad faith,  gross negligence,  wilful default or breach of the  express  terms of this  Agreement.  Except as set forth in the foregoing  sentence,  neither the  Sub-Advisor  nor its  officers,  employees or agents  shall be liable  hereunder  for any act or  omission or for any error of judgment in managing the Fund. The Sub-Advisor  shall not be responsible for any special,  indirect or consequential  damages, or any loss incurred by reasons of any act or  omission  of the  Fund  or any  broker,  dealer  or  custodian  used hereunder or any authorised representative of the foregoing. Notwithstanding the foregoing,  nothing herein shall in any way constitute a waiver or limitation of any  rights  which  the Fund may have  under  the  federal  securities  or other applicable law.

4.       Duties of OFI.

OFI shall provide the Sub-Advisor with the following information about the Fund:

         (a)   cash flow estimates on request;
         (b)   notice of the Fund's "investable funds" by 11:00 a.m. each business day;
         (c)   as they are modified,  from time to time,  current  versions of the documents and policies  referred to in subparagraphs (iii),
               (iv), (v) and (vi) of paragraph 1., above.

5.       Compensation of the Sub-Advisor.

     OFI agrees to pay the Sub-Advisor  and the Sub-Advisor  agrees to accept as full compensation for the performance of all functions and duties on its part to be performed  pursuant to the provisions hereof, a fee computed on the aggregate net asset  value of the Fund as of the close of each  business  day and  payable monthly by the tenth  business  day of the  following  month,  at the  following annual rate:

                  0.50% of the first $200 million of average annual net assets;
                  0.45% of the next $200 million of average annual net assets;
                  0.425% of the next $200 million of average annual net assets;
                  0.40% of the next $200 million of average annual net assets; and
                  0.375% of average annual net assets in excess of $800 million.

6.       Portfolio Transactions and Brokerage.

     (a) The  Sub-Advisor is  authorised,  in arranging the purchase and sale of the Fund's  publicly-traded  portfolio  securities,  to employ or deal with such members of securities or  commodities  exchanges,  brokers or dealers or futures commission  merchants  (hereinafter  "broker-dealers"),  including  "affiliated"
broker-dealers,  as that term is defined in the U. S. Investment Company Act, as may,  in its best  judgment,  implement  the  policy of the Fund to  obtain,  at reasonable  expense,  the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions.

     (b) The Sub-Advisor  may effect the purchase and sale of securities  (which are  otherwise  publicly  traded)  in  private  transactions  on such  terms and conditions  as are customary in such  transactions,  may use a broker in such to effect said transactions, and may enter into a contract in which the broker acts either as principal or as agent.

     (c) The  Sub-Advisor  shall  select  broker-dealers  to effect  the  Fund's portfolio  transactions  on the basis of its estimate of their ability to obtain best execution of particular and related portfolio  transactions.  The abilities
of  a   broker-dealer   to  obtain  best   execution  of  particular   portfolio
transaction(s)  will be judged by the  Sub-Advisor  on the basis of all relevant factors  and  considerations  including,  insofar  as  feasible,  the  execution capabilities  required  by the  transaction  or  transactions;  the  ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by  participating  therein for its own account;  the  importance  to the Fund of speed, efficiency or confidentiality;  the broker-dealer's  apparent familiarity with sources from or to whom particular  securities  might be purchased or sold;
as well as any other matters  relevant to the selection of a  broker-dealer  for particular and related transactions of the Fund.

     (d) The Sub-Advisor shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers, other than  affiliated  broker-dealers,  qualified  to obtain best  execution  of such transactions who provide  brokerage  and/or research  services (as such services are defined in Section 28(e)(3) of the U.S. Securities Exchange Act of 1934) for
the Fund and/or  other  accounts  for which the  Sub-Advisor  or its  affiliates exercise "investment discretion" (as that term is defined in Section 3(a)(35) of the U.S.  Securities  Exchange  Act of 1934)  and to cause  the Fund to pay such broker-dealers  a commission for effecting a portfolio  transaction for the Fund that is in excess of the amount of commission another  broker-dealer  adequately qualified  to effect such  transaction  would have  charged for  effecting  that transaction,  if the Sub-Advisor determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided  by such  broker-dealer,  viewed  in terms of  either  that  particular transaction or the overall responsibilities of the Sub-Advisor or its affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such  determination,  the Sub-Advisor  will not be required to place or attempt  to place a  specific  dollar  value on the  brokerage  and/or  research services provided or being provided by such broker-dealer. In demonstrating that such  determinations  were made in good faith, the Sub-Advisor shall be prepared to show that all  commissions  were allocated for purposes  contemplated by this
Agreement and that the total  commissions paid by the Fund over a representative period  selected by the Directors were reasonable in relation to the benefits to the Fund.

     (e) The  Sub-Advisor  shall  have no duty  or  obligation  to seek  advance competitive  bidding for the most favorable  commission  rate  applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted"  commission rate but will, to the best of its ability, endeavor  to  be  aware  of  the  current  level  of  the  charges  of  eligible broker-dealers  and to minimise the expense  incurred by the Fund for  effecting its  portfolio  transactions  to the extent  consistent  with the  interests and policies  of the  Fund as  established  by the  determinations  of the  Board of
Directors and the provisions of this paragraph 6.

7.       Duration.

     This Agreement  will take effect on the date first set forth above.  Unless earlier terminated  pursuant to paragraph 8 hereof,  this Agreement shall remain in effect so long as OFI  remains  the  investment  advisor for the Fund and for
Oppenheimer Real Asset Fund.

8.       Termination.

     This  Agreement  shall  terminate   automatically   in  the  event  of  its
assignment,  in the event the Fund  terminates the Advisory  Agreement or in the event that the Investment  Advisory  Agreement  between OFI and the  Oppenheimer
Real Asset Fund is terminated; it may also be terminated:  (i) for cause or with the consent of the parties and the Fund, by OFI or the  Sub-Advisor  at any time without penalty upon sixty days' written notice to the other parties; or (ii) by the Fund at any time without  penalty upon sixty days' written notice to OFI and the Sub-Advisor  provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the  directors  of the Fund then in office or by the vote of the holders of a "majority" of the  outstanding  voting securities of the Fund (as defined in the U.S. Investment Company Act).

9.       Notice.

     Any  notice  under  this  Agreement  shall  be in  writing,  addressed  and delivered or mailed,  postage  prepaid,  to the other party,  with a copy to the
Fund,  at the  addresses  below or such other  address  as such other  party may designate for the receipt of such notice.

                  If to OFI:

                                            OppenheimerFunds, Inc.
                                            2 World Financial Center, 11th Floor
                                            New York, New York 10281
                                            Attention: Robert G. Zack

                  If to the Sub-Advisor:

                                            Oppenheimer Real Asset Management, Inc.
                                            2 World Financial Center, 11th Floor
                                            New York, New York 10281
                                            Attention: Robert G. Zack

                  If to the Fund:

                                             RAF Fund Ltd.
                                             c/o M and C Corporate Services Limited
                                             Ugland House, South Church Street
                                             P.O. Box 309GT
                                             George Town, Grand Cayman
                                             Cayman Islands
                                             British West Indies

                  If to any party, copy to:

                                             Oppenheimer Real Asset Fund
                                             6803 South Tucson Way
                                             Englewood, Colorado 80112
                                             Attention:  Robert G. Zack

     IN WITNESS  WHEREOF,  the Fund,  OFI and the  Sub-Advisor  have caused this
Agreement to be executed on the day and year first above written.

     PURSUANT TO AN EXEMPTION FROM THE COMMODITY  FUTURES TRADING  COMMISSION IN
CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS,  ANY BROCHURE OR ACCOUNT
DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE
COMMODITY FUTURES TRADING  PLACENAMEPLACECOMMISSION  PLACENAMEDOES  PLACENAMENOT
PLACETYPEPASS  UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE
ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE.  CONSEQUENTLY, THE
COMMODITY  FUTURES TRADING  COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING
PROGRAM OR ANY BROCHURE OR ACCOUNT DOCUMENT.

                                            OPPENHEIMERFUNDS, INC.

                                            By: /s/ Robert G. Zack
                                                ____________________________
                                                    Robert G. Zack
                                                    Executive Vice President

                                            OPPENHEIMER REAL ASSET MANAGEMENT, INC.

                                            By: /s/ John V. Murphy
                                                __________________________________________
                                                   John V. Murphy
                                                   President